Exhibit 1.2

PRICING AGREEMENT

May 7, 2009

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Ladies and Gentlemen:

Corning Incorporated, a New York corporation (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated May 7, 2009 (the “Underwriting Agreement”), to issue and sell to the Underwriter named in Schedule I hereto (the “Underwriter”) the Securities specified in Schedule II hereto (the “Designated Securities” ). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty that refers to the Pricing Disclosure Package or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Pricing Disclosure Package or Prospectus, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Pricing Disclosure Package or the Prospectus as amended or supplemented relating to the Designated Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Designated Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Designated Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to the Underwriter, and the Underwriter agrees to purchase from the Company, at the time and place and at the purchase price to the Underwriter set forth in Schedule II hereto, the principal amount of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us three counterparts hereof, and upon acceptance hereof by you, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between you and the Company.

Very truly yours,

Corning Incorporate

By	/S/ MARK S. ROGUS
Name:	Mark S. Rogus
Title:	Senior Vice President and Treasurer

Accepted as of the date hereof:

J.P. Morgan Securities Inc.

By	/S/ J.P. MORGAN SECURITIES INC.
Name:
Title:

Deutsche Bank Securities Inc.

By	/S/ DEUTSCHE BANK SECURITIES INC.
Name:
Title:

By	/S/ DEUTSCHE BANK SECURITIES INC.
Name:
Title:

SCHEDULE I

Underwriter	Principal Amount of 6.625% Notes due 2019 to be Purchased	Principal Amount of 7.000% Notes due 2024 to be Purchased
J.P. Morgan Securities Inc.	$110,000,000	$44,000,000
Deutsche Bank Securities Inc.	$90,000,000	$36,000,000
Banc of America Securities LLC	$16,750,000	$6,700,000
Goldman, Sachs & Co.	$16,750,000	$6,700,000
Mitsubishi UFJ Securities (USA), Inc.	$16,500,000	$6,600,000

Total	$250,000,000	$100,000,000

SCHEDULE II — A

Title of Designated Securities	6.625% Notes due 2019 (the “2019 Notes”)

Aggregate Principal Amount	$250,000,000

Price to Public	99.992%

Purchase Price by Underwriters	$248,355,000

Specified Funds for Payment of Purchase Price	Federal (same-day) funds

Indenture	Indenture, dated as of November 8, 2000, between Corning Incorporated and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase & Co., formerly The Chase Manhattan Bank), as Trustee

Maturity	May 15, 2019

Interest Rate	6.625%

Interest Payment Dates	Each May 15 and November 15, commencing on November 15, 2009

Redemption Provisions

Optional Redemption

The 2019 Notes will be redeemable in whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2019 Notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2019 Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 50 basis points.

The Company will pay accrued and unpaid interest on the principal amount to be redeemed to the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2019 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2019 Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time.

“Reference Treasury Dealer” means each of J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. and their respective successors, and three other firms that are primary U.S. Government securities dealers (each a “Primary Treasury Dealer”) which the Company will specify from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of the 2019 Notes to be redeemed at its registered address. The notice of redemption for the 2019 Notes will state, among other things, the amount of 2019 Notes to be redeemed, the redemption date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of 2019 Notes to be redeemed. Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on any 2019 Notes that have been called for redemption at the redemption date.

Repurchase Upon Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs, unless we have exercised our right to redeem the 2019 Notes as described above, we will be required to make an offer to each holder to repurchase all or, at the holder’s option, any part (equal to $2,000 or any multiple of $1,000 in excess thereof), of each holder’s 2019 Notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the 2019 Notes. In the Change of Control Offer, we will be required to offer to repurchase each holder’s 2019 Notes in cash at a price equal to 101% of the aggregate principal amount of 2019 Notes repurchased, plus any accrued and unpaid interest on the 2019 Notes repurchased to, but not including, the date of repurchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, or at our option, prior to any Change of Control, but after the public announcement of a pending Change of Control, the Company will be required to send to each holder of 2019 Notes, a notice describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such 2019 Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•     accept for payment all 2019 Notes or portions of 2019 Notes properly tendered pursuant to the Change of Control Offer;

•     deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 2019 Notes or portions of 2019 Notes properly tendered; and

•     deliver or cause to be delivered to the Trustee the 2019 Notes properly accepted together with an officer’s certificate stating the aggregate principal amount of 2019 Notes or portions of 2019 Notes being purchased by us.

The paying agent will be required to promptly mail, to each holder who properly tendered 2019 Notes, the Change of Control Payment for such 2019 Notes, and the Trustee will be required to promptly authenticate and mail (or cause to be transferred by book entry) to each such holder a new 2019 Note equal in principal amount to any unpurchased portion of the 2019 Notes surrendered, if any; provided that each new 2019 Note will be in a principal amount of $2,000 or a multiple of $1,000 in excess thereof.

We will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes an offer to purchase the notes in the manner, at the times and otherwise in compliance with the requirements for an offer to purchase made by us and such third party purchases all notes properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, we will be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control Triggering Event.

In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

To the extent that we are required to offer to repurchase the notes upon the occurrence of a Change of Control Triggering Event, we may not have sufficient funds to repurchase the notes in cash at such time. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. The failure to make such repurchase would result in a default under the notes.

We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provision of any such securities laws or regulations conflicts with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and those of our subsidiaries, taken as a whole, to another person or group may be uncertain. In such case, holders of the notes may not be able to resolve this uncertainty without resorting to legal action.

The provisions in the Indenture and the notes relating to change of control transactions will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving us. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude or on the terms required under the definition of Change of Control Triggering Event.

For purposes of the repurchase provisions of the 2019 Notes, the following terms will be applicable:

“Change of Control” means the occurrence of any one of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, arrangement or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and those of our subsidiaries, taken as a whole, to one or more persons, other than to us or one of our subsidiaries; (2) the first day on which a majority of the members of our board of directors is not composed of Continuing Directors (as defined below); (3) the consummation of any transaction including, without limitation, any merger, amalgamation, arrangement or consolidation the result of which is that any person becomes the beneficial owner, directly or indirectly, of more than 50% of our Voting Stock , measured by voting power rather than number of shares; (4) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of us or of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or (5) the adoption of a plan relating to our liquidation or dissolution (other than our liquidation into a newly formed holding company). Notwithstanding the foregoing, a transaction described in clause (3) above will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company (which shall include a direct or indirect parent company of such holding company) and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as, and hold in substantially the same proportions as, the holders of the Company’s voting stock immediately prior to that transaction or (B) immediately following that transaction no person, other than a holding company satisfying the requirements of this sentence, is the beneficial owner, directly or indirectly of more than 50% of the then outstanding voting stock, measured by voting power, of such holding company or its parent company. Following any such transaction, references in this definition to the Company shall be deemed to refer to such holding company. For the purposes of this definition, “person” and “beneficial owner” have the meanings used in Section 13(d) of the Exchange Act.

“Change of Control Triggering Event” means the 2019 Notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the 60-day period (the “Trigger Period”) following the earlier date of (1) the first public announcement of the Change of Control or our intention to effect a Change of Control and (2) the consummation of such Change of Control, which Trigger Period will be extended following consummation of a Change of Control for so long as the rating of the 2019 Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies. Unless at least one Rating Agency is providing a rating for the long-term unsecured debt of the Company at the commencement of any Trigger Period, the 2019 Notes will be deemed to have ceased to be rated Investment Grade during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Directors” means, as of any date of determination, any member of our board of directors who (1) was a member of our board of directors on the date the 2019 Notes were issued; or (2) was nominated for election, elected or appointed to our board of directors with the approval of a majority of the Continuing Directors who were members of our board of directors at the time of such nomination, election or appointment (either by specific action of the board of directors or by approval by such directors of our proxy statement in which such member was named as a nominee for election as a director).

“Fitch” means Fitch Inc., and its successors.

“Investment Grade” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agencies” means (a) each of Fitch, Moody’s and S&P; and (b) if any of the Rating Agencies ceases to provide rating services to issuers or investors, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act that is selected by us (as certified by our chief executive officer or chief financial officer) as a replacement for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Sinking Fund Provisions	None

Defeasance Provisions	The 2019 Notes are subject to the Company’s ability to choose “full defeasance” or “covenant defeasance” as described in the base prospectus.

Applicable Time	1:37 p.m. (New York City time) on May 7, 2009

Time of Delivery	10:00 a.m. (New York City time) on May 12, 2009

Closing Location	Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004

Delayed Delivery	n/a

Name and Address of Representatives	J.P. Morgan Securities Inc. 270 Park Avenue New York, New York 10017 Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005

Designated Representatives	J.P. Morgan Securities Inc. 270 Park Avenue New York, New York 10017 Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005

Address for Notices, etc.

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Attn: Investment Grade Syndicate Desk

Facsimile: (212)834-6081

Deutsche Bank Securities Inc.

60 Wall Street New York, New York 10005

Attn: Debt Capital Markets - Syndicate Desk

Facsimile: (212)797-2202

SCHEDULE II — B

Title of Designated Securities	7.000% Notes due 2024 (the “2024 Notes”)

Aggregate Principal Amount	$100,000,000

Price to Public	99.085%

Purchase Price by Underwriters	$98,335,000

Specified Funds for Payment of Purchase Price	Federal (same-day) funds

Indenture	Indenture, dated as of November 8, 2000, between Corning Incorporated and The Bank of New York Mellon Trust Company, N.A. (successor to JPMorgan Chase & Co., formerly The Chase Manhattan Bank), as Trustee

Maturity	May 15, 2024

Interest Rate	7.000%

Interest Payment Dates	Each May 15 and November 15, commencing on November 15, 2009

Redemption Provisions

Optional Redemption

The 2024 Notes will be redeemable in whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the 2024 Notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the 2024 Notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 50 basis points.

The Company will pay accrued and unpaid interest on the principal amount to be redeemed to the date of redemption.

“Comparable Treasury Issue” means the United States Treasury security selected by an Independent Investment Banker as having a maturity comparable to the remaining term of the 2024 Notes to be redeemed that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to the remaining term of the 2024 Notes.

“Comparable Treasury Price” means, with respect to any redemption date, (1) the average of the Reference Treasury Dealer Quotations for such redemption date, after excluding the highest and lowest Reference Treasury Dealer Quotations, or (2) if the Trustee obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such quotations.

“Independent Investment Banker” means one of the Reference Treasury Dealers that the Company appoints to act as the Independent Investment Banker from time to time.

“Reference Treasury Dealer” means each of J.P. Morgan Securities Inc. and Deutsche Bank Securities Inc. and their respective successors, and three other firms that are primary U.S. Government securities dealers (each a “Primary Treasury Dealer”) which the Company will specify from time to time; provided, however, that if any of them ceases to be a Primary Treasury Dealer, the Company will substitute another Primary Treasury Dealer.

“Reference Treasury Dealer Quotations” means, with respect to each Reference Treasury Dealer and any redemption date, the average, as determined by the Trustee, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Trustee by such Reference Treasury Dealer at 5:00 p.m., New York City time, on the third business day preceding such redemption date.

“Treasury Rate” means, with respect to any redemption date, the rate per year equal to the semiannual equivalent yield to maturity of the Comparable Treasury Issue, calculated using a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for such redemption date. The Treasury Rate shall be calculated on the third business day preceding the redemption date.

Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each holder of record of the 2024 Notes to be redeemed at its registered address. The notice of redemption for the 2024 Notes will state, among other things, the amount of 2024 Notes to be redeemed, the redemption date, the manner in which the redemption price will be calculated and the place or places that payment will be made upon presentation and surrender of 2024 Notes to be redeemed. Unless the Company defaults in the payment of the redemption price, interest will cease to accrue on any 2024 Notes that have been called for redemption at the redemption date.

Repurchase Upon Change of Control Triggering Event

If a Change of Control Triggering Event (as defined below) occurs, unless we have exercised our right to redeem the 2024 Notes as described above, we will be required to make an offer to each holder to repurchase all or, at the holder’s option, any part (equal to $2,000 or any multiple of $1,000 in excess thereof), of each holder’s 2024 Notes pursuant to the offer described below (the “Change of Control Offer”) on the terms set forth in the 2024 Notes. In the Change of Control Offer, we will be required to offer to repurchase each holder’s 2024 Notes in cash at a price equal to 101% of the aggregate principal amount of 2024 Notes repurchased, plus any accrued and unpaid interest on the 2024 Notes repurchased to, but not including, the date of repurchase (the “Change of Control Payment”).

Within 30 days following any Change of Control Triggering Event, or at our option, prior to any Change of Control, but after the public announcement of a pending Change of Control, the Company will be required to send to each holder of 2024 Notes, a notice describing the transaction that constitutes or may constitute the Change of Control Triggering Event and offering to repurchase such 2024 Notes on the date specified in the notice, which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed (a “Change of Control Payment Date”). The notice, if mailed prior to the date of consummation of the Change of Control, will state that the Change of Control Offer is conditioned on the Change of Control Triggering Event occurring on or prior to the Change of Control Payment Date.

On the Change of Control Payment Date, we will be required, to the extent lawful, to:

•     accept for payment all 2024 Notes or portions of 2024 Notes properly tendered pursuant to the Change of Control Offer;

•     deposit with the paying agent an amount equal to the Change of Control Payment in respect of all 2024 Notes or portions of 2024 Notes properly tendered; and

•     deliver or cause to be delivered to the Trustee the 2024 Notes properly accepted together with an officer’s certificate stating the aggregate principal amount of 2024 Notes or portions of 2024 Notes being purchased by us.

The paying agent will be required to promptly mail, to each holder who properly tendered 2024 Notes, the Change of Control Payment for such 2024 Notes, and the Trustee will be required to promptly authenticate and mail (or cause to be transferred by book entry) to each such holder a new 2024 Note equal in principal amount to any unpurchased portion of the 2024 Notes surrendered, if any; provided that each new 2024 Note will be in a principal amount of $2,000 or a multiple of $1,000 in excess thereof.

We will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if a third party makes an offer to purchase the notes in the manner, at the times and otherwise in compliance with the requirements for an offer to purchase made by us and such third party purchases all notes properly tendered and not withdrawn under its offer. In the event that such third party terminates or defaults its offer, we will be required to make a Change of Control Offer treating the date of such termination or default as though it were the date of the Change of Control Triggering Event.

In addition, we will not repurchase any notes if there has occurred and is continuing on the Change of Control Payment Date an event of default under the Indenture, other than a default in the payment of the Change of Control Payment upon a Change of Control Triggering Event.

To the extent that we are required to offer to repurchase the notes upon the occurrence of a Change of Control Triggering Event, we may not have sufficient funds to repurchase the notes in cash at such time. In addition, our ability to repurchase the notes for cash may be limited by law or the terms of other agreements relating to our indebtedness outstanding at the time. The failure to make such repurchase would result in a default under the notes.

We will comply with the requirements of Rule 14e-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the notes as a result of a Change of Control Triggering Event. To the extent that the provision of any such securities laws or regulations conflicts with the Change of Control Offer provisions of the notes, we will comply with those securities laws and regulations and will not be deemed to have breached our obligations under the Change of Control Offer provisions of the notes by virtue of any such conflict.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of our properties or assets and those of our subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all”, there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of notes to require us to repurchase its notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of our assets and those of our subsidiaries, taken as a whole, to another person or group may be uncertain. In such case, holders of the notes may not be able to resolve this uncertainty without resorting to legal action

The provisions in the Indenture and the notes relating to change of control transactions will not necessarily afford you protection in the event of a highly leveraged transaction that may adversely affect you, including a reorganization, restructuring, merger or other similar transaction involving us. These transactions may not involve a change in voting power or beneficial ownership or, even if they do, may not involve a change of the magnitude or on the terms required under the definition of Change of Control Triggering Event.

For purposes of the repurchase provisions of the 2024 Notes, the following terms will be applicable:

“Change of Control” means the occurrence of any one of the following: (1) the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger, amalgamation, arrangement or consolidation), in one or a series of related transactions, of all or substantially all of our properties or assets and those of our subsidiaries, taken as a whole, to one or more persons, other than to us or one of our subsidiaries; (2) the first day on which a majority of the members of our board of directors is not composed of Continuing Directors (as defined below); (3) the consummation of any transaction including, without limitation, any merger, amalgamation, arrangement or consolidation the result of which is that any person becomes the beneficial owner, directly or indirectly, of more than 50% of our Voting Stock , measured by voting power rather than number of shares; (4) we consolidate with, or merge with or into, any person, or any person consolidates with, or merges with or into, us, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of us or of such other person is converted into or exchanged for cash, securities or other property, other than any such transaction where the shares of our Voting Stock outstanding immediately prior to such transaction constitute, or are converted into or exchanged for, a majority of the Voting Stock of the surviving person or any direct or indirect parent company of the surviving person immediately after giving effect to such transaction; or (5) the adoption of a plan relating to our liquidation or dissolution (other than our liquidation into a newly formed holding company). Notwithstanding the foregoing, a transaction described in clause (3) above will not be deemed to involve a Change of Control if (1) the Company becomes a direct or indirect wholly-owned subsidiary of a holding company (which shall include a direct or indirect parent company of such holding company) and (2)(A) the direct or indirect holders of the voting stock of such holding company immediately following that transaction are substantially the same as, and hold in substantially the same proportions as, the holders of the Company’s voting stock immediately prior to that transaction or (B) immediately following that transaction no person, other than a holding company satisfying the requirements of this sentence, is the beneficial owner, directly or indirectly of more than 50% of the then outstanding voting stock, measured by voting power, of such holding company or its parent company. Following any such transaction, references in this definition to the Company shall be deemed to refer to such holding company. For the purposes of this definition, “person” and “beneficial owner” have the meanings used in Section 13(d) of the Exchange Act.

“Change of Control Triggering Event” means the 2024 Notes cease to be rated Investment Grade by each of the Rating Agencies on any date during the 60-day period (the “Trigger Period”) following the earlier date of (1) the first public announcement of the Change of Control or our intention to effect a Change of Control and (2) the consummation of such Change of Control, which Trigger Period will be extended following consummation of a Change of Control for so long as the rating of the 2024 Notes is under publicly announced consideration for possible downgrade by any of the Rating Agencies. Unless at least one Rating Agency is providing a rating for the long-term unsecured debt of the Company at the commencement of any Trigger Period, the 2024 Notes will be deemed to have ceased to be rated Investment Grade during that Trigger Period. Notwithstanding the foregoing, no Change of Control Triggering Event will be deemed to have occurred in connection with any particular Change of Control unless and until such Change of Control has actually been consummated.

“Continuing Directors” means, as of any date of determination, any member of our board of directors who (1) was a member of our board of directors on the date the 2024 Notes were issued; or (2) was nominated for election, elected or appointed to our board of directors with the approval of a majority of the Continuing Directors who were members of our board of directors at the time of such nomination, election or appointment (either by specific action of the board of directors or by approval by such directors of our proxy statement in which such member was named as a nominee for election as a director).

“Fitch” means Fitch Inc., and its successors.

“Investment Grade” means a rating equal to or higher than BBB- (or the equivalent) by Fitch, Baa3 (or the equivalent) by Moody’s or BBB- (or the equivalent) by S&P, and the equivalent investment grade credit rating from any replacement Rating Agency or Rating Agencies selected by us.

“Moody’s” means Moody’s Investors Service, Inc., a subsidiary of Moody’s Corporation, and its successors.

“Rating Agencies” means (a) each of Fitch, Moody’s and S&P; and (b) if any of the Rating Agencies ceases to provide rating services to issuers or investors, a “nationally recognized statistical rating organization” within the meaning of Rule 15c3-1(c)(2)(vi)(F) under the Exchange Act that is selected by us (as certified by our chief executive officer or chief financial officer) as a replacement for Fitch, Moody’s or S&P, or all of them, as the case may be.

“S&P” means Standard & Poor’s Rating Services, a division of The McGraw-Hill Companies, Inc., and its successors.

“Voting Stock” of any specified person as of any date means the capital stock of such person that is at the time entitled to vote generally in the election of the board of directors of such person.

Sinking Fund Provisions	None

Defeasance Provisions	The 2024 Notes are subject to the Company’s ability to choose “full defeasance” or “covenant defeasance” as described in the base prospectus.

Applicable Time	1:37 p.m. (New York City time) on May 7, 2009

Time of Delivery	10:00 a.m. (New York City time) on May 12, 2009

Closing Location	Sullivan & Cromwell LLP 125 Broad Street New York, New York 10004

Delayed Delivery	n/a

Name and Address of Representatives	J.P. Morgan Securities Inc. 270 Park Avenue New York, New York 10017 Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005

Designated Representatives	J.P. Morgan Securities Inc. 270 Park Avenue New York, New York 10017 Deutsche Bank Securities Inc. 60 Wall Street New York, New York 10005

Address for Notices, etc.

J.P. Morgan Securities Inc.

270 Park Avenue

New York, New York 10017

Attn: Investment Grade Syndicate Desk

Facsimile: (212)834-6081

Deutsche Bank Securities Inc.

60 Wall Street

New York, New York 10005

Attn: Debt Capital Markets - Syndicate Desk

Facsimile: (212)797-2202

SCHEDULE III

(a) Issuer Free Writing Prospectus:

•	Final term sheet in the form set forth in Schedule IV hereto.

(b) Additional Information in Pricing Disclosure Package:

None.

(c) Additional Documents Incorporated by Reference:

None.

SCHEDULE IV

Filed Pursuant to Rule 433

Registration No. 333-155803

Supplementing the Preliminary Prospectus

Supplement dated May 7, 2009

(To a Prospectus dated December 1, 2008)

May 7, 2009

PRICING TERM SHEET

6.625% Notes due 2019

Issuer:	Corning Incorporated

Security:	6.625% Notes due 2019

Size:	$250,000,000

Maturity Date:	May 15, 2019

Coupon:	6.625%

Interest Payment Dates:	May 15 and November 15, commencing November 15, 2009

Price to Public:	99.992%

Spread to Benchmark Treasury:	+337.5 bp

Benchmark Treasury:	2.750% due February 15, 2019

Benchmark Treasury Yield:	3.251%

Optional Redemption:	The Notes will be redeemable in whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 50 basis points. The Company will pay accrued and unpaid interest on the principal amount to be redeemed to the date of redemption.

Repurchase Upon a Change of Control Triggering Event:	Upon the occurrence of a Change of Control Triggering Event, the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to the date of redemption.

Expected Settlement Date:	May 12, 2009

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP:	219350 AS4

ISIN	US219350AS42

Anticipated Ratings:	Baa1 (negative outlook) by Moody’s Investors Service, Inc. BBB+ (stable outlook) by Standard & Poor’s Ratings Services BBB+ (stable outlook) by Fitch Ratings

Joint Book-running Managers	J.P. Morgan Securities Inc. Deutsche Bank Securities Inc.

Co-Managers	Goldman, Sachs & Co. Banc of America Securities LLC Mitsubishi UFJ Securities (USA), Inc.

7.000% Notes due 2024

Issuer:	Corning Incorporated

Security:	7.000% Notes due 2024

Size:	$100,000,000

Maturity Date:	May 15, 2024

Coupon:	7.000%

Interest Payment Dates:	May 15 and November 15, commencing November 15, 2009

Price to Public:	99.085%

Spread to Benchmark Treasury:	+384.9 bp

Benchmark Treasury:	2.750% due February 15, 2019

Benchmark Treasury Yield:	3.251%

Optional Redemption:	The Notes will be redeemable in whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of the notes to be redeemed; or (ii) the sum of the present values of the remaining scheduled payments of principal and interest on the notes to be redeemed (exclusive of interest accrued to the date of redemption) discounted to the date of redemption on a semiannual basis (assuming a 360-day year consisting of twelve 30-day months) at the then current Treasury Rate plus 50 basis points. The Company will pay accrued and unpaid interest on the principal amount to be redeemed to the date of redemption.

Repurchase Upon a Change of Control Triggering Event:	Upon the occurrence of a Change of Control Triggering Event, the Company will be required to make an offer to purchase the Notes at a price equal to 101% of the principal amount plus accrued and unpaid interest to the date of redemption.

Expected Settlement Date:	May 12, 2009

Denominations:	$2,000 and integral multiples of $1,000 in excess thereof

CUSIP:	219350 AT2

ISIN	US219350AT25

Anticipated Ratings:	Baa1 (negative outlook) by Moody’s Investors Service, Inc. BBB+ (stable outlook) by Standard & Poor’s Ratings Services BBB+ (stable outlook) by Fitch Ratings

Joint Book-running Managers	J.P. Morgan Securities Inc. Deutsche Bank Securities Inc.

Co-Managers	Banc of America Securities LLC Goldman, Sachs & Co. Mitsubishi UFJ Securities (USA), Inc.

Note: A securities rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time. The ratings are based on information furnished to the rating agencies by us, and information obtained by the rating agencies from other sources. The ratings are only accurate as of the date hereof and may be changed, superseded or withdrawn as a result of changes affecting us, our industries, or a variety of other factors, or as a result of the unavailability of information.

The issuer has filed a registration statement (including a prospectus and the prospectus supplement relating to the securities described above) with the SEC for the offering to which this communication relates. Before you invest, you should read the prospectus and the prospectus supplement relating to the securities described above in that registration statement and other documents the issuer has filed with the SEC for more complete information about the issuer and this offering.

You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the issuer, the underwriter or any dealer participating in the offering will arrange to send you the prospectus and the prospectus supplement relating to the securities described above if you request it by contacting J.P. Morgan Securities Inc., 270 Park Avenue, 8th Floor, New York, NY 10017, Attn: Investment Grade Syndicate Desk, or by calling collect at 1-212-834-4533; or Deutsche Bank Securities Inc., 100 Plaza One, Jersey City, New Jersey 07311, Attn: Prospectus Department, or by calling toll free at 1-800-503-4611.